Exhibit 99.1

News Release

Apollo Residential Mortgage, Inc. Announces the Appointment of Gregory W. Hunt to Chief Financial Officer

NEW YORK—(BUSINESS WIRE)—Nov. 3, 2015—Apollo Residential Mortgage, Inc. (the “Company”) (NYSE:AMTG) today announced the Board of Directors appointed Gregory W. Hunt to the positions of Chief Financial Officer, Secretary and Treasurer of the Company, effective March 15, 2016. Mr. Hunt will assume these titles from Teresa Covello, who informed the Board of Directors of her resignation in September. Ms. Covello has agreed to work with Mr. Hunt to transition her responsibilities over the next several months. Mr. Hunt currently serves as the Chief Financial Officer and Treasurer of Apollo Investment Corporation (NASDAQ:AINV) (“Apollo Investment”), a business development company managed by a subsidiary of Apollo Global Management, LLC (together with its subsidiaries, “Apollo”), the indirect parent of AMTG’s manager. Mr. Hunt will continue to serve as CFO and Treasurer of Apollo Investment when he assumes his roles at AMTG.

“As we stated previously, AMTG is very fortunate to have access to the deep bench of talent within the finance and accounting platform at Apollo, and as a result, the Board of Directors appointed Greg Hunt, who currently serves as the Chief Financial Officer of Apollo Investment, as CFO of AMTG as well,” said Michael Commaroto, Chief Executive Officer and President of the Company. “Greg has significant experience leading the finance efforts at several public companies and Teresa has agreed to work with him to transition her responsibilities until her planned departure in March. We are confident in Greg’s abilities and believe his leadership will benefit the Company and our shareholders as we continue to grow AMTG’s business.”

Mr. Hunt has considerable experience in the financial services industry. He began his term as Chief Financial Officer and Treasurer of Apollo Investment in May 2012. Previously, Mr. Hunt was Executive Vice President and Chief Financial Officer for Yankee Candle which he joined in April 2010. Prior to joining Yankee Candle, Mr. Hunt served as the Executive Vice President of Strategic and Commercial Development for Norwegian Cruise Lines from 2007 to 2009. Prior to joining Norwegian Cruise Lines, Mr. Hunt served as Chief Financial Officer and Chief Restructuring Officer of Tweeter Home Entertainment Group, Inc. from 2006 to 2007 and Chief Financial Officer and Co-Chief Executive of Syratech Corporation from 2001 to 2006. Prior to Syratech, Mr. Hunt held several senior financial leadership positions including Chief Financial Officer of NRT Inc., Culligan Water Technologies, Inc. and Samsonite Corporation. Mr. Hunt also serves as a Director of LogicSource, Inc. and as a member of the Board of Advisors for the University of Vermont School of Business. Mr. Hunt earned a bachelor’s degree in accounting from the University of Vermont and is a Certified Public Accountant.

About Apollo Residential Mortgage, Inc.

Apollo Residential Mortgage, Inc. is a real estate investment trust that invests in and manages residential mortgage-backed securities and other residential mortgage assets throughout the United States. The Company is externally managed and advised by ARM Manager, LLC, a Delaware limited liability company and an indirect subsidiary of Apollo Global Management, LLC (NYSE:APO), a leading global alternative investment manager with approximately $161.8 billion of assets under management at September 30, 2015.

Additional information can be found on the Company’s website at www.apolloresidentialmortgage.com.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans and objectives. When used in this release, the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

View source version on businesswire.com: http://www.businesswire.com/news/home/20151103006818/en/

Source: Apollo Residential Mortgage, Inc.

For Apollo Residential Mortgage, Inc.

Investor Relations

Hilary Ginsberg, 212-822-0767